UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2008
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina		27560

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	1
Item 9.01 Financial Statements and Exhibits	1
Exhibit 3.1

i

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     Section 3.2 of Article III of the Amended and Restated Bylaws, as amended (the “Bylaws”), of Tekelec (the “Company”) provides that the number of authorized directors of the Company shall be not less than five nor more than nine, and that the exact number of directors within the authorized range may be fixed from time to time by amendment of the Bylaws.
     As reported in the Current Report on Form 8-K filed by the Company on February 7, 2008 with the Securities and Exchange Commission, on February 5, 2008, the Company’s Board of Directors approved an amendment to Section 3.2 of Article III of the Bylaws (the “February 2008 Amendment”) reducing the fixed number of directors within the authorized range from nine to eight, effective immediately prior to the election of directors at the Company’s 2008 Annual Meeting of Shareholders (the “Annual Meeting”). This Current Report on Form 8-K is being filed to report that on March 28, 2008, the Board further amended the Company’s Bylaws to provide that, notwithstanding the February 2008 Amendment, the size of the Board will not be reduced from nine to eight on the date of the Annual Meeting in anticipation of including nine director nominees in the Company’s proxy statement for the Annual Meeting.
     A copy of the Company’s Amended and Restated Bylaws, including the amendment described in this Item 5.03, is included as Exhibit 3.1 to this Form 8-K and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibit

The following Exhibit 3.1 is filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Tekelec Amended and Restated Bylaws, as amended

1

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: April 3, 2008	By:	/s/ Franco Plastina
Franco Plastina
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Tekelec Amended and Restated Bylaws, as amended